Exhibit 23
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                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85644) pertaining to the 2000 Equity Incentive Plan, 2000 Director Option Plan and 2001 Stock Option Plan of Loehmann's Holdings, Inc. of our report dated March 11, 2003, with respect to the consolidated financial statements and schedule of Loehmann's Holdings, Inc. included in the 2002 Annual Report to Stockholders (Form 10-K) for the year ended February 1, 2003.

         /s/Ernst & Young
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         New York, New York
         May 2, 2003